Exhibit 99

REVOCABLE PROXY

                           SECURITY FIRST NETWORK BANK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                  The undersigned shareholder of Security First Network Bank ("SFNB") hereby appoints James S. Mahan, III and Robert F. Stockwell, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "Special Meeting") to be held at 9:00 a.m. on September 25, 1998, at SFNB's Atlanta City Office, 3390 Peachtree Road, NE, Atlanta, Georgia 30326, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.




                  This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE THE PROPOSED HOLDING COMPANY REORGANIZATION OF SFNB AND SECURITY FIRST TECHNOLOGIES, INC. BY APPROVING THE SECOND AMENDED AND RESTATED PLAN OF REORGANIZATION, DATED AS OF MARCH 9, 1998, BY AND AMONG SFNB, SECURITY FIRST TECHNOLOGIES CORPORATION (THE "HOLDING COMPANY") AND UPON ORGANIZATION, NEW SECURITY FIRST NETWORK BANK, AS AMENDED, AND THE TRANSACTIONS CONTEMPLATED
THEREBY; (2) TO APPROVE THE PROPOSED SALE OF SFNB'S BANKING BUSINESS BY APPROVING THE STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 9, 1998, BY AND AMONG ROYAL BANK OF CANADA, RBC HOLDINGS (DELAWARE) INC., SFNB AND THE HOLDING COMPANY, AS AMENDED, AND THE TRANSACTIONS CONTEMPLATED THEREBY; (3) TO APPROVE THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND SERIAL PREFERRED STOCK OF THE HOLDING COMPANY; (4) TO APPROVE THE PROPOSED ELIMINATION OF MONETARY LIABILITIES EXCEPT IN SPECIFIED CIRCUMSTANCES FOR THE HOLDING COMPANY DIRECTORS UNDER DELAWARE LAW, (5) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF SFNB AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by (i) filing with the Assistant Secretary of SFNB a written notice of revocation prior to the Special Meeting, (ii) delivering to SFNB prior to the Special Meeting a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of SFNB's Notice of Special Meeting and the Proxy Statement/Prospectus.


                  If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

                                                        ------------------------
                                                                  SEE
                                                              REVERSE SIDE
                                                        ------------------------

                                                                     X
                                                             Please mark your
                                                               votes as this.

                                  ------------
                                     COMMON

Proposal 1:                 To   approve   the    proposed    holding    company
                            reorganization  of Security  First  Network Bank and
                            Security First  Technologies,  Inc. by approving the
                            Second Amended and Restated Plan of  Reorganization,
                            as  amended,   and  the  transactions   contemplated
                            thereby.

                            FOR                   AGAINST                ABSTAIN
                            |_|                     |_|                     |_|

Proposal 2:                 To  approve  the  proposed  sale  of the  banking
                            business  of  Security  First  Network  Bank  to RBC
                            Holdings  (Delaware)  Inc.  by  approving  the Stock
                            Purchase Agreement, as amended, and the transactions contemplated thereby.

                            FOR                     AGAINST              ABSTAIN
                            |_|                       |_|                  |_|



Proposal 3:                 To approve  the  proposed  increase in the number of
                            shares of  Holding  Company  common  stock  that the
                            Holding   Company  is   authorized   to  issue  from
                            25,000,000 to  60,000,000  shares and to approve the
                            proposed increase in the number of authorized shares
                            of Holding  Company serial  preferred stock that the
                            Holding   Company  is   authorized   to  issue  from
                            2,500,000 to 5,000,000 shares.



                            FOR                      AGAINST             ABSTAIN
                            |_|                        |_|                  |_|

Proposal 4:                 To approve  the  proposed  elimination  of  monetary
                            liabilities except in specified circumstances for the Holding Company directors under Delaware law.


                            FOR                       AGAINST            ABSTAIN
                            |_|                         |_|                 |_|

Other Matters:              The proxies are  authorized  to vote upon such other
                            business  as may  properly  come  before the Special
                            Meeting,  or any  adjournments  thereof,  including,
                            without limitation,  a motion to adjourn the Special
                            Meeting to another time and/or place for the purpose
                            of soliciting additional proxies in order to approve
                            the  proposed  holding  company   reorganization  of
                            Security  First  Network  Bank  and  Security  First
                            Technologies,  Inc. by approving the Second  Amended
                            and Restated Plan of Reorganization, as amended, the
                            sale  of the  banking  business  of  Security  First
                            Network  Bank  by  approving   the  Stock   Purchase
                            Agreement, as amended, or otherwise, in accordance with the determination of a majority of SFNB's Board of Directors.

Date:___________________________
     ___________________________
     ___________________________
     Signature of Shareholder or
     Authorized Representative

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.